Exhibit (e)(i)(B)

DIREXION FUNDS

DISTRIBUTION AGREEMENT

SCHEDULE A

Direxion Monthly S&P 500® Bull 2X Fund	Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund
Direxion Monthly Small Cap Bull 2X Fund	Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly 7-10 Year Treasury Bull 2X Fund	Direxion Monthly 7-10 Year Treasury Bear 2X Fund
Direxion Monthly China Bull 2X Fund	Direxion Monthly Commodity Bull 2X Fund
Direxion Monthly Latin America Bull 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund
Direxion Monthly Energy Bull 2X Fund	Direxion Monthly Energy Bear 2X Fund
Direxion Monthly Biotech Bull 2X Fund	Direxion Monthly Biotech Bear 2X Fund
Direxion Monthly Gold Bull 2X Fund	Direxion Monthly Gold Bear 2X Fund
Direxion Monthly Silver Bull 2X Fund	Direxion Monthly Silver Bear 2X Fund
Direxion Monthly NASDAQ-100® Bear 2X Fund
Direxion Monthly 30 Year Treasury Bull 1.2X Fund	Direxion Monthly 30 Year Treasury Bear 1X Fund
Direxion Indexed Synthetic Convertible Strategy Fund	Direxion Indexed Synthetic Convertible Strategy Bear Fund

Direxion Dynamic HY Bond Fund

U.S. Government Money Market Fund

Direxion Indexed Commodity Strategy Fund	Direxion Indexed Managed Futures Strategy Fund
Direxion/Wilshire Dynamic Fund	Direxion Long/Short Global Currency Fund

HCM Freedom Fund

Last Revised: November 26, 2013.

SCHEDULE B

DISTRIBUTION AGREEMENT among the DIREXION FUNDS,

RAFFERTY ASSET MANAGEMENT, LLC and

RAFFERTY CAPITAL MARKETS, LLC

Pursuant to Section 9 of the Distribution Agreement among the Direxion Funds (the “Trust”), Rafferty Asset Management, LLC (“Adviser”) and Rafferty Capital Markets, LLC (“Distributor”), Adviser shall pay to Distributor the following amounts:

$15,000 per year for the 1st portfolio

$1,500 per year for each additional portfolio

$200 per advertising piece reviewed and filed with FINRA

$1,100 per year per registered representative, plus all associated FINRA and state fees for registered representatives, including license and renewal fees

Last Revised: July 1, 2013.

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